Exhibit 10.1

                        SEPARATION AGREEMENT AND RELEASE

IT IS HEREBY AGREED among FINANCIAL INSTITUTIONS, INC. (the "Company"), THE NATIONAL BANK OF GENEVA (the "Bank"), and Thomas L. Kime ("Executive") that:

1. Executive's employment with the Company and the Bank has ended effective February 13, 2003 (the "Termination Date").

2. Beginning within eight days after the execution of this Agreement and Release (provided that if such date falls on a weekend or holiday, the first weekday thereafter on which the Company's offices are open for business), the Company will make 26 equal biweekly payments to Executive in the amount of $9,704.04, less standard payroll withholdings. This equals the sum of (a) the Base Salary Amount paid to Executive, and (b) the annual incentive compensation earned by the Executive for the most recent tax year ending before the Termination Date occurred. These severance payments will be made on the Company's normal pay weeks as a direct deposit or by check. The Company agrees to pay $52,062 in a lump sum, less appropriate withholding taxes, an amount which represents the Senior Management Incentive earned, and not yet paid, for the calendar year 2002. Executive may purchase the Bank vehicle, which has been provided for his use, for the book value of $19,486.62. The Company will pay Executive earned vacation of two days. The Executive will receive the 401(k) additional Company match during the period in which severance payments are made, subject to the outcome of final plan testing. Regular pay (in the amount of $7,701.60) will be paid through February 13, 2003. Within 30 days of the Termination Date, the Executive may purchase any one or all of the split dollar policies by paying the Bank an amount equal to the aggregate premiums paid by the Bank as of December 31, 2002. The Executive will be offered continuation of his health and dental insurance (COBRA) at his expense. The qualifying event date is the Termination Date. The Executive's defined benefit pension calculation will be requested and forwarded to him upon receipt. The Executive may withdraw his 401(k) account balance if he so chooses and the Executive will be given the opportunity to convert his group term life insurance according to the terms of the plan.

3. Executive may exercise his stock options that are vested as of the termination date. Vested options may be exercised at any time prior to the earlier of the expiration date or the expiration of 90 days from the date of termination as described in the Financial Institutions, Inc. Management Stock Incentive Plan. As provided in Paragraph 4.4.3 of that certain Employment Agreement between Executive and the Bank dated as of December 1, 2000 and amended in June 2001 (the "Employment Agreement") and subject to applicable Company policies and procedures, Executive may elect to surrender to the Company his rights in any options held by him and, upon that surrender, be paid by the Company an amount in cash equal to the spread between the exercise price of the options and the value of Company stock purchasable thereunder as of the Termination Date, as provided in more detail in the Employment Agreement.

4. Immediately upon the Termination Date, Executive shall deliver to the Company or to the Bank, as directed by the Company, all copies of data and information, including, without limitation, all notes, reference materials, sketches, diagrams, reproductions, memoranda, documentation and notebooks, reports, computer programs, and all other materials and copies thereof (including computer disks and other electronic media) relating in any way to the business of the Bank and/or the Company in any way obtained by Executive during the period of his employment with the Bank and the Company and by his service as a director of the Bank and of the Company. The Bank's and the Company's property shall belong exclusively to the Bank and the Company and shall be delivered to the Company or to the Bank, as directed by the Company, immediately upon termination of Executive's employment with the Bank and the Company.

5. For twelve (12) months following execution of this Agreement, Executive shall not engage, anywhere within New York State, whether directly or indirectly, as principal, owner, officer, director, agent, employee, consultant or partner, in the management or operation of a bank holding company, commercial bank, savings bank, credit union or any other financial services provider that competes with the Company, the Bank, any of the Company's other subsidiaries or their products or programs as of the date of this Agreement ("Restricted Activities"), provided that the foregoing shall not restrict Executive from engaging in any Restricted Activities which Company directs Executive to undertake or which Company otherwise expressly authorizes, and provided further that this provision shall not prevent Executive from continuing to serve as a director of Finger Lakes Fire & Casualty Insurance Company. The foregoing shall not restrict Executive from owning less than 5% of the outstanding capital stock of any company which engages in Restricted Activities, provided that Executive is not otherwise involved with such company as an officer, director, agent, employee or consultant. Payments referenced in Paragraph 2 above shall cease and be forfeited upon any breach by Executive of this provision.

6. For a period of 18 months following the termination date, Executive shall not, directly or indirectly, (i) recruit or solicit for employment any employee of the Company or any of its subsidiaries, or encourage any such employee to leave their employment with the Company or any of its subsidiaries, or (ii) solicit, induce or influence any customer, supplier, lessor or any other person or entity which has a business relationship with the Company, or any of its subsidiaries, to discontinue or reduce the extent of such relationship with the Company or any of its subsidiaries.

7. In consideration of the payments provided pursuant to Paragraph 2 hereof, Executive fully and completely releases the Company, the Bank and their respective officers, directors, employees, agents, successors, parents and subsidiaries ("the Company Released Parties") and, in consideration of the benefits conferred in this Agreement, the Company and the Bank fully and completely release Executive and his agents, successors and assigns (the "Executive Released Party"), from any and all rights, claims, liabilities, demands, and causes of action of any kind, in law or in equity, which (with respect to the Company Released Parties) Executive, his heirs, executors, legal representatives, designated beneficiaries and assigns, ever had, now have, or hereafter can, shall, or may have against the Company Released Parties and (with respect to the Executive Released Party) which the Company or the Bank, their officers, directors, employees, agents, parent companies, successors and assigns, ever had, now have, or hereafter can, shall or may have against the Executive Released Party, for or by reason of any matter, thing, or cause whatsoever from the beginning of time until the date of this Agreement and Release, arising from or in connection with Executive's employment with the Bank or Company or the termination thereof, including, but not limited to any claims or rights, which could be asserted under any severance policy issued by the Company or the Bank, any claims under Title VII of the Civil Rights Act of 1964, as amended, the Family and Medical Leave Act, the Age Discrimination in Employment Act, as amended, the Employee Retirement Income Security Act, the Fair Labor Standards Act, the New York Human Rights Law, the New York Labor Law, or any other federal, state, or local civil rights statute, ordinance, rule, or regulation, claims for back pay, claims for front pay, claims for severance, pension or fringe benefits, claims for interest, claims for attorneys' fees and costs, claims for wrongful discharge or unjust dismissal, claims for breach of promise, claims for constructive discharge, claims for retaliation, claims for defamation, claims for injury to reputation, claims for intentional infliction of emotional distress, claims for breach of any alleged oral, written, or implied contract, including but not limited to the Employment Agreement, claims for humiliation, claims for pain and suffering, claims for compensatory or punitive damages, claims for harassment, or claims for injunctive relief. Notwithstanding the forgoing, this release shall not extend to any claim Executive may have based on criminal conduct of the Company Released Parties or to any claim the Company or the Bank may have based on criminal conduct of the Executive Released Party. This release shall not impair the rights or obligations of the parties pursuant to this Agreement.

8. In further consideration of the payments provided pursuant to Paragraph 2, Executive specifically agrees not to commence any legal action against the Company, the Bank or their officers, directors, employees, agents or successors arising out of or in connection with Executive's employment with the Bank and the Company or the termination thereof, and the Company and the Bank, and their officers, directors, employees, agents or successors, in consideration of the benefits conferred under this Agreement, specifically agree not to commence any legal action against the Executive, or his agents, successors and assigns arising out of or in connection with Executive's employment with the Bank and the Company or the termination thereof. This provision is not intended to prevent the enforcement of any party's rights under this Agreement.

9. Executive agrees that the contents of this Agreement and the consideration therefore shall be kept confidential and shall not be disclosed to any person or entity except Executive's spouse, his attorney, and his accountant or tax advisor, who in turn shall be advised of this confidentiality provision and their responsibilities under it. Executive also may disclose the terms of this Agreement and the consideration therefore to any federal, state, and/or local taxing authority in connection with an audit of his tax returns involving the consideration provided for in this settlement or as otherwise required by law, including without limitation securities laws disclosure requirements. The Company and the Bank agree that the contents of this Agreement and the consideration therefore shall be kept confidential and shall not be disclosed to any person or entity except the members of the boards of directors of the Company and the Bank, senior management of the Company and the Bank, and legal counsel and auditors employed by the Company and the Bank. The Company and the Bank may also disclose the terms of this Agreement and the consideration therefore to any regulatory agency with jurisdiction over either the Company or the Bank, or as otherwise required by law, including without limitation securities laws disclosure requirements. Executive shall keep in confidence and not disclose any Confidential Information, as defined in paragraph 5.1 of the Employment Agreement (the "Confidential Information").

10. Executive agrees that he will not make to any other person or entity any statement, whether oral or written, that directly or indirectly impugns the integrity of or reflects negatively on the Company or any of its subsidiaries or that denigrates, disparages or results in detriment to the Company or any of its subsidiaries or any of their respective officers, directors, employees, or agents, provided, however, that this shall not apply to discussions with the boards of directors of the Company or the Bank, regulatory agencies with jurisdiction over the Company or the Bank or to any communication that is required by law. The Company and the Bank agree that they will not make to any person or entity any statement, whether oral or written, that directly or indirectly impugns the integrity of or reflects negatively on the Executive or that denigrates, disparages or results in detriment to the Executive, provided, however, that this shall not apply to internal board discussions within the Company or the Bank or to discussions with regulatory agencies with jurisdiction over the Company or the Bank.

11. For twelve (12) months following execution of this Agreement, Executive shall fully cooperate and assist with the current examination or subsequent examinations of the Bank conducted by the Office of the Comptroller of the Currency ("OCC") or other regulatory authorities having jurisdiction over the Company or the Bank, including attendance at meetings and production of notes and records that may be in Executive's possession. Executive shall also fully cooperate with and assist the Company and the Bank in any internal investigations or audits of the Bank and in developing revised policies and procedures for use at the Bank. To the extent requested by management of the Company or the Bank, Executive shall make himself available to provide reasonable consultative assistance to the Company or the Bank.

12. Executive, the Company and the Bank contemplate a complete and final end to their employment relationship. The payments made by the Company under this Agreement are in full satisfaction of all obligations of the Company and the Bank under the Employment Agreement or otherwise.

13. The invalidity of any provision of this Agreement shall not affect the validity of any other provision thereof.

14. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Executive shall be given an opportunity to review and comment upon those certain internal and external communications prepared by the Company and its consultants that are scheduled to be disseminated on the date of this Agreement announcing the retirement of Executive (the "Communications Plan"). Executive acknowledges that he has had an opportunity to review and comment upon the Communications Plan in its draft form.

      EXECUTIVE ACKNOWLEDGES THAT HE HAS BEEN GIVEN AT LEAST 21 DAYS IN WHICH TO CONSIDER SIGNING THIS SEPARATION AGREEMENT AND RELEASE. HE FURTHER ACKNOWLEDGES THAT HE HAS HAD SUFFICIENT OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE. EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS CAREFULLY READ AND FULLY UNDERSTANDS ALL THE PROVISIONS OF THIS AGREEMENT AND RELEASE AND THAT HE IS ENTERING INTO THIS AGREEMENT AND RELEASE VOLUNTARILY AND KNOWINGLY, WITHOUT DURESS OR COERCION, AND WITH FULL KNOWLEDGE OF ITS SIGNIFICANCE AND CONSEQUENCES AND THE RIGHTS RELINQUISHED HEREUNDER. EXECUTIVE FURTHER ACKNOWLEDGES THAT THE CONSIDERATION HE IS RECEIVING IN EXCHANGE FOR EXECUTING THIS AGREEMENT AND RELEASE IS OF VALUE TO HIM AND IS GREATER THAN THAT TO WHICH HE MAY HAVE BEEN ENTITLED IN THE ABSENCE OF THIS AGREEMENT AND RELEASE. EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT AND RELEASE; THAT THIS AGREEMENT AND RELEASE SETS FORTH THE ENTIRE AGREEMENT BETWEEN EXECUTIVE, NATIONAL BANK OF GENEVA AND FINANCIAL INSTITUTIONS, INC.; AND THAT THIS AGREEMENT AND RELEASE MAY NOT BE CHANGED ORALLY.

      EXECUTIVE FURTHER ACKNOWLEDGES THAT HE HAS THE RIGHT TO REVOKE THIS AGREEMENT WITHIN SEVEN DAYS AFTER SIGNING IT. EXECUTIVE FURTHER ACKNOWLEDGES THAT THIS AGREEMENT AND RELEASE WILL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL AFTER THE SEVEN-DAY PERIOD REFERRED TO ABOVE HAS EXPIRED.

      WITNESS MY SIGNATURE THIS 13TH DAY OF FEBRUARY, 2003.

                                                      /s/ Thomas L. Kime 2/13/03
                                                      --------------------------
                                                          THOMAS L. KIME

STATE OF NEW YORK               )`
COUNTY OF ONTARIO               )       ss:

         On February 13, 2003, before me came THOMAS L. KIME, to me personally known and known to me to be the same person described herein and who executed the foregoing SETTLEMENT AGREEMENT AND RELEASE, and he duly acknowledged to me that he executed the same.


      /s/ Maureen L. Cooley
      ---------------------
          Notary Public

                                              FINANCIAL INSTITUTIONS, INC.

                                              By:      /s/ Peter G. Humphrey
                                                       -------------------------
                                              Title:   Chairman, President & CEO
                                                       -------------------------

STATE OF NEW YORK )
COUNTY OF WYOMING               )       ss:

On this 13th day of February, 2003, before me personally came Peter G. Humphrey, to me known and known to me to be the President & CEO of FINANCIAL INSTITUTIONS, INC., the corporation described in and which executed the above SETTLEMENT AGREEMENT AND RELEASE.

     /s/ Maureen F. Cooley
     ---------------------
         Notary Public


                                                  NATIONAL BANK OF GENEVA

                                                  By:      /s/ Peter G. Humphrey
                                                           ---------------------
                                                  Title:   Chairman of Board
                                                           ---------------------

STATE OF NEW YORK )
COUNTY OF WYOMING               )       ss:

On this 13th day of February, 2003, before me personally came Peter G. Humphrey, to me known and known to me to be the Chairman of Board of NATIONAL BANK OF GENEVA, the corporation described in and which executed the above SETTLEMENT AGREEMENT AND RELEASE.

       /s/ Maureen F. Cooley
       ---------------------
           Notary Public